                                                                  EXHIBIT (1)(b)


                       Portland General Electric Company
                        Medium-Term Note Series Due From
                 Nine Months to Thirty Years from Date of Issue


                             DISTRIBUTION AGREEMENT

                                __________, 199_



Dear Sirs:

                 Portland General Electric Company, an Oregon corporation (the "Company"), confirms its agreement with you and any other agent which may become a party hereto (the "Agents") with respect to the issue and sale by the Company of up to $__,000,000 aggregate principal amount of its First Mortgage Bonds, Medium-Term Note Series described herein (the "Notes"). The Notes will be issued under the Indenture of Mortgage and Deed of Trust, dated July 1, 1945 made by the Company to the Marine Midland Trust Company of New York (now Marine Midland Bank), Trustee (the "Original Indenture"), as supplemented by [________] supplemental indentures thereto and as to be supplemented by an additional supplemental indenture relating to the Notes (the "Supplemental Indenture"). The Original Indenture as heretofore supplemented is referred to herein as the Indenture and the Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the "Mortgage". As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $__,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

                 This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as the agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principals for resale to purchasers.

                 The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33- [______]) for the registration of debt securities, including the Notes under the Securities Act of 1933, as amended, (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC. At the time any series of Notes are sold hereunder the Supplemental Indenture relating to any one or more series of Notes shall have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as supplemented by the Prospectus Supplement dated ____________, 199_ and as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.  Appointment as Agents.

         (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents as the exclusive agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that whenever the Company determines to sell Notes directly to the Agents as principals for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Company agrees that, during the period the Agents are acting as the Company's placement agents hereunder, the Company will not appoint other agents to act on its behalf, or to assist it, in the placement of the Notes; provided, however, that notwithstanding any other term or provision hereof to the contrary, in connection with offers to purchase Notes received by the Company through any person other than the Agents, the Company may accept any such offer made through such person so long as the Company gives the Agents reasonable prior notice of such acceptance and any such person agrees to be bound by the terms hereof (including, without limitation, the commission rates set forth in Schedule A hereto) pursuant to an agreement with the Company in substantially the form of Exhibit A hereto.

         (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized





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
by the Company from time to time. The Agents will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by the Agents. The Agents shall have the right, in their discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agents' agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

         (c) Solicitations as Agents; Purchases as Principals. In soliciting purchases of the Notes on behalf of the Company, the Agents shall act solely as agents for the Company and not as principals. The Agents shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agents and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Agents shall not have any obligation to purchase Notes from the Company as principals, but the Agents may agree from time to time to purchase Notes as principals. Any such purchase of Notes by the Agents as principals shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

         (d) Reliance. The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.

         (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agents as agents or to the Agents as principals), as of the date of each delivery of Notes (whether through the Agents as agents or to the Agents as principals) (the date of each such delivery to the Agents as principals being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(b) hereof as follows:

                 (i) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each representation date referred to in Section 2(a) hereof will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the SEC and as of each representation date referred to in Section 2(a) hereof, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each representation date referred to in Section 2(a) hereof will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1).

                 (ii) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                 (iii) As of the time any Notes are issued and sold hereunder, the Notes will have been duly authorized, executed and authenticated and, when paid for by the purchasers thereof will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Mortgage and secured equally and ratably with all other First Mortgage Bonds issued under the Mortgage; and the execution and delivery of, and compliance with this Agreement, the Notes and the Mortgage will not conflict with or constitute a breach of or default under the Articles of Incorporation or Bylaws of the Company, any indenture, mortgage, deed of trust or other agreement or instrument by which the Company is or at the date of delivery of such Note will be bound, or any law, administrative regulation or court decree.

                 (iv) The Company and each of its active subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the respective jurisdictions of their incorporation, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; and each of the Company and such subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or, to the Company's knowledge, the nature of the business it transacts makes such qualification necessary.

                 (v) The Company and each of its active subsidiaries have valid and sufficient grants, franchises, miscellaneous permits and easements, free from unduly burdensome restrictions, adequate for the conduct of their respective businesses in the territories in which they are now conducting such businesses and the ownership of the respective properties now owned by them and, except as otherwise set forth in the Prospectus, there





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
         are no legal or governmental proceedings pending or, to the Company's knowledge, threatened which might result in a material modification, suspension or revocation thereof.

                 (vi) Except as described in the Prospectus, the Company has good and marketable title in fee to all the real property, including fixtures, and satisfactory title to all other property and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, and restrictions except such as are permitted by the Mortgage.

                 (vii) The properties specifically described or referred to in the Mortgage (other than property which has been duly released from the lien thereof in accordance with the provisions thereof) constitute substantially all of the properties of the Company as of the date hereof other than "excepted property" as defined in the Mortgage; the descriptions of such properties contained in the Mortgage will in all respects be sufficient for all purposes of the Mortgage; and the Mortgage, including any Supplemental Indenture relating to one or more series of Notes, will constitute a legal, valid and direct enforceable first mortgage lien (except to the extent that enforcement of such lien may be limited by the effect of certain laws and judicial decisions upon the remedies provided in the Mortgage, which, however, do not make the remedies afforded inadequate for the practical realization of the security and benefits provided by the Mortgage, and except as enforceability of such lien may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights) upon the interest of the Company in all such properties, free from all prior liens, charges or encumbrances other than as are permitted by the Mortgage.

                 (viii) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                 (ix) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                 (x) Regulatory Approvals. The Public Utility Commission of Oregon has authorized or, prior to any offering or sale of Notes by the Company, will have authorized, the issuance and sale of the Notes then being so offered or sold; and no other consent,approval, authorization, order or decree of any court or governmental agency or





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
         body (including the Federal Energy Regulatory Commission) is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

         (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to the Agents as principals shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each representation date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3.  Solicitations as Agents; Purchases as Principals.

         (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents agree, as agents of the Company, to use their best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         The Company agrees to pay the Agents a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by the Agents as set forth in Schedule A hereto. Without the prior approval of the Company, the Agents may not reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

         The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such pricing supplement to the Prospectus, the Notes will be issued in denominations of U.S. $100,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.

         (b) Purchases as Principals. Each sale of Notes to the Agents as principals shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Agents. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Agents and the Company) is herein referred to as a "Terms





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
Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the Agents. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. The Agents' commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agents pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Such Terms Agreement shall also specify the requirements for the opinions of counsel and officer's certificate pursuant to Sections 7(b) and 7(c) hereof.

         (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.  Covenants of the Company.

         The Company covenants with the Agents as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. Except as otherwise provided in subsection (j) of this Section, the Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any amendment or supplement made or deemed to be made to the Registration Statement or Prospectus by reason of the incorporation therein by reference of any document filed with the SEC under the 1934 Act and other than an amendment or supplement providing solely for a change in the interest rates of Notes or an amendment or supplement which relates to securities other than the Notes), whether by the filing of documents pursuant to the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or





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
other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be and will promptly notify the Agents and furnish them with copies of any documents filed with the SEC under the 1934 Act and incorporated by reference in the Prospectus.

         (c) Copies of the Registration Statement and the Prospectus. The Company will promptly deliver to the Agents one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment (other than an amendment which relates to securities other than the Notes) thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus, as amended or supplemented (other than an amendment or supplement which relates to securities other than the Notes) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (j) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principals pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (e) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (j) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and, if requested by the Agents, shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (f) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (h) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         (i) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the Agents' prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

         (j) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b), (d) and (e) of this Section during any period from the time (i) the Agents shall have suspended solicitation of offers to purchase the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principals purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

SECTION 5.  Conditions of Obligations.

         The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of the Agents to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                 (1) Opinion of Company Counsel. The opinion of Steven F. McCarrel, Esq., counsel to the Company, to the effect that:

                          (i) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business as a foreign corporation in the States of Arizona, California, Washington and Montana and in the District of Columbia, with power and authority (corporate and other) to own its properties and operate its business, and neither the character of the properties owned by it nor the nature of the business it transacts makes necessary its licensing or qualification as a foreign corporation in any other state or jurisdiction;

                          (ii) The Company's active subsidiaries have each been duly organized and are validly existing and in good standing under the laws of the states or jurisdictions in which they have been organized, with power and authority (corporate and other) to own their respective properties and to operate their respective businesses, and each of such corporations is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business it transacts make such qualification necessary;

                          (iii)  The Company and each of its active
                 subsidiaries have valid and sufficient grants, franchises, miscellaneous permits and easements free from unduly burdensome restrictions, adequate for the conduct of their respective businesses in the territories in which they are now conducting such businesses and the ownership of the respective properties now owned by them;

                          (iv) All material contracts to which the Company is a party and which are described or referred to in the Prospectus are valid and legally binding contracts of the Company, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and, except as the validity thereof may be the subject of litigation referred to in the Prospectus, to the best of such counsel's knowledge, of the other parties thereto;

                          (v) All authorizations, approvals, consents or other orders of any governmental authority or agency required in connection with the authorization, issuance and sale of the Notes by the Company pursuant to this Agreement have been obtained and continue in full force and effect;

                          (vi) The Mortgage has been duly authorized, executed and delivered, has been duly qualified under the 1939 Act, and constitutes a valid and legally binding instrument in accordance with its terms (except to the extent limited by the effect of certain laws and judicial decisions upon the remedies provided in the Mortgage, which, however, do not make the remedies afforded inadequate for the practical realization of the security and benefits provided by the Mortgage, and except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights); subject to the foregoing exception and subject to liens permitted by the Mortgage, the Indenture now constitutes, and the Mortgage will (when any Supplemental Indenture relating to one or more series of Notes shall have been duly recorded and filed) constitute, a valid first mortgage on all the right, title and interest of the Company in and to the property described or referred to in the granting clauses thereof, other than property heretofore released from the lien thereof; the descriptions and references in the granting clauses of the Mortgage of and to property purported to be covered thereby, and the provisions of the Mortgage for the extension of the lien thereof to property and interests therein acquired by the Company after the date of execution of the Original Indenture are adequate to constitute the Mortgage a valid first lien on all property of the Company, real, personal or mixed, tangible or intangible (other than "excepted property", as defined in the Original Indenture) of every kind, character and description, subject to no prior liens other than "permitted encumbrances", as defined in the Mortgage, and minor restrictions, exceptions and reservations in conveyances, and defects which do not in any substantial way impair the security afforded by the Mortgage; and the provisions of the Indenture for the extension of the lien thereof to property and interests therein acquired by the Company after the date of execution of the Original Indenture are effective and such provisions of the Indenture, as the same has been further supplemented by any Supplemental Indenture relating to one or more series of Notes, will (when any such Supplemental Indenture shall have been duly recorded and filed) be effective, without the execution by the Company of any supplemental indenture or other instrument specifically extending the lien to such property and interests, to extend the lien of the Mortgage to such property and interests as a legally valid and direct first mortgage lien as security for the Notes, subject to no prior liens other than "permitted encumbrances" as defined in the Mortgage, and minor restrictions, exceptions and reservations in conveyances and defects which do not in any substantial way impair the security afforded by the Mortgage; provided, however, that the Indenture or any Supplemental Indenture relating to one or more series of Notes or a further supplemental indenture may be required to be filed or recorded or re-recorded to constitute the lien of the Mortgage as a legally valid first mortgage having priority over the rights of bona fide purchasers for value without notice of the Mortgage of real property and interests therein (other than that acquired by accession) acquired by the Company subsequent to the recording of any such Supplemental Indenture.

                          (vii) The Notes are in due and proper form, have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Mortgage, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (subject to the exceptions referred to in paragraph (vi) above) and will be entitled to the security and benefits provided by the Mortgage and secured equally and ratably with all other bonds issued or to be issued under the Mortgage;

                          (viii) The Notes and the Mortgage conform to the descriptions thereof contained in the Registration Statement and Prospectus and the statements in the Registration Statement and Prospectus, recited therein as having been prepared or reviewed by such counsel, are true and correct;

                          (ix) The Company, with minor and unimportant exceptions, has good title in fee to all the real property and good and valid title to all the personal property described or referred to in the granting clauses of the Mortgage as owned by it, other than property heretofore released from the lien of the Mortgage, subject to the exceptions, reservations, reversions and easements stated in such granting clauses, except that certain of such properties are subject to minor irregularities or deficiencies in the record evidence of title which, in the opinion of such counsel, will not interfere with the proper operation and development of such properties by the Company; the properties described or referred to in the granting clauses of the Indenture as leasehold properties are held under good and valid leases; the Federal Power Commission (now the Federal Energy Regulatory Commission) licenses described or referred to in the granting clauses of the Mortgage have been validly issued and, in cases where originally issued to others than the Company, validly assigned and transferred to the Company; the electric transmission and distribution lines of the Company described or referred to in the Mortgage which are located in, on or under public highways, streets and alleys are so located pursuant to valid rights, franchises or permits held by the Company, and the Company has good title to such properties, subject, as to those located in, on or under the streets or alleys of any municipal corporation of Oregon, to the terms of the Oregon statute providing that property so located shall be forfeited and escheated to the municipal corporation upon failure of the Company to remove such property within one year, or such longer period as may be granted by the municipal corporation, after expiration of the franchise which permitted the erection or installation thereof, with respect to private property on which the electric transmission and distribution lines of the Company described or referred to in the Mortgage are located, the Company in most cases holds easements granted by the record owners of such lands (such easements being granted in some instances by the apparent owner without examination of title); and the Company has power of eminent domain (in some cases only after issuance of certificates of convenience and necessity from the Public Utility Commission of Oregon) to acquire rights-of-way over private property in the State of Oregon for electric transmission and distribution line purposes.

                          (x) The Indenture has been duly recorded (or filed for recordation) and filed as a mortgage on properties, real and other, described in the Indenture as subject to the lien of the Indenture in all counties or other recording districts in which any such properties are situated, or in such other places as is required by law to establish, preserve and protect the lien of the Indenture on all such properties; and all taxes, fees and other charges in connection with the recording of the Indenture have been duly paid;

                          (xi) This Agreement has been duly authorized, executed and delivered by the Company;

                          (xii)  The Registration Statement has become
                 effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending before or, to the best of the knowledge of such counsel, threatened by the Commission, and the Registration Statement and Prospectus, and any amendment or supplement thereto (except as to financial statements and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the 1934 Act, the 1939 Act and the Rules and Regulations of the Commission under such Acts; and such counsel does not believe that, after reasonable investigation, at the date hereof or at any other date such opinion is delivered either the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

                          (xiii)  The descriptions in the Registration
                 Statement and Prospectus of statutes, legal and governmental proceedings, and contracts and other documents are, to the best of the knowledge of such counsel, accurate and fairly present the information required to be shown therein, and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                          (xiv) The execution and delivery of, and compliance with, this Agreement and any of the other agreements contemplated hereby, the Notes and the Mortgage will not conflict with or constitute a breach of or default under the Articles of Incorporation or Bylaws of the Company, any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel by which the Company is bound, or any applicable law, or to the best of such counsel's knowledge, information and belief, any administrative regulation or court decree; and

                          (xv) The Company is a "subsidiary company" of a "holding company" as such terms are described in the Public Utility Holding Company Act of 1935, as amended, ("PUHCA"), which holding company is exempt from application of all provisions of PUHCA except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies as defined under PUHCA.

                 Appropriate revisions to such opinion may be made to the extent a Supplemental Indenture relating to the first series of Notes to be issued pursuant hereto has not been executed at the date hereof, provided, however, that the opinion with respect to such matters shall be delivered to the Agents prior to the issuance and sale of any Notes hereunder.

                 In rendering such opinion, counsel may rely (x) as to matters involving the laws of any jurisdiction other than the State of Oregon, upon the opinion or opinions of such local counsel as shall be acceptable to the Agents and such counsel for the Agents, (y) with respect to the opinions contemplated by clauses (i) and (ii) of paragraph (b) of this Section 5, upon advices from public officials as to the good standing of the Company and its subsidiaries and (z) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries.

                 In giving the opinions contemplated by clause (vi) above, counsel shall state what, if any, re-recording or refiling of the Mortgage is required, and what, if any, further supplemental indentures or other instruments are required to be executed, filed and/or recorded or notices given, in order to extend the lien of the Mortgage to after-acquired property.

                 (2) Opinion of Counsel to the Agents. The opinion of Morgan, Lewis & Bockius, counsel to the Agents, covering such matters as the Agents shall reasonably request.

                 (3)      In giving their opinions required by subsection
(a)(1) and (a)(2) of this Section, counsel to the Company and Morgan, Lewis & Bockius shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, and at such other date as such opinions are delivered, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as amended or supplemented at the date hereof, and at such other date as such opinions are delivered, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no belief with respect to financial statements or related data.

         (b) Officer's Certificate. At the date hereof the Agents shall have received a certificate of the Chairman, the President, the Chief Financial Officer or the Treasurer of the Company, substantially in the form of Appendix I hereto and dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

         (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Arthur Andersen LLP, dated as of the date hereof and in form and substance satisfactory to the Agents to the effect that:

                 (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

                 (ii) In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                 (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and

         Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any decrease in the common stock equity or any increase in consolidated long-term debt of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

                 (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(f) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions of Section 15 hereof shall remain in effect.

SECTION 6.  Delivery of and Payment for Notes Sold through the Agents.

         Delivery of Notes sold through the Agents as agents shall be made by the Company to the Agents for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agents shall promptly notify the Company and deliver the Note to the Company, and, if the Agents have theretofore paid the Company for such Note, the Company will promptly return such funds to the Agents. If such failure occurred for any reason other than default by the Agents in the performance of their obligations hereunder, the Company will reimburse the Agents on an equitable basis for their loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to the Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agents, or to the Agents, of the Notes or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form l0-Q, unless the Agents shall otherwise specify) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of counsel to the Company, or other counsel satisfactory to the Agents, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing the opinion to the Agents shall furnish the Agents with a letter substantially in the form of Appendix II hereto to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or (if required pursuant to the terms of a Terms Agreement), the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall cause Arthur Andersen LLP forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented to include financial information as of and for a fiscal quarter
(i) Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information and (ii) such letter may, unless otherwise requested by the Agents, be delivered no later than the time the Agents first offer Notes subsequent to the date of such amendment or supplement.

         (e) Extension of Agreement to Additional Authorized Notes. In the event that, pursuant to the last sentence of the first paragraph of this Agreement, the Company shall have authorized the issuance of additional Notes for sale through or to the Agents hereunder, the Company agrees to provide to the Agents the documents required by Sections 7(b), (c) and (d) hereof in connection with the authorization of such additional Notes for sale through or to the Agents.

SECTION 8.  Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents and each person, if any, who controls the Agents within the meaning of Section 15 of the 1933 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or arises out of or is based upon, statements in or omissions from that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         (b) Indemnification of Company. The Agents agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.  Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the Agents or other indemnified party although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses, as incurred, of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that the Agents are responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agents to the date of such liability bears to the total sales price received by the Company from the sale of Notes sold to or through the Agents to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agents within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.


SECTION 10.  Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                 (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                 (ii) The preparation, filing and reproduction of this Agreement;

                 (iii) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

                 (iv) The fees and disbursements of the Company's accountants and counsel, and of the Trustee and its counsel;

                 (v) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

                 (vi) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                 (vii) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                 (viii) The preparation, printing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

                 (ix) Any fees charged by rating agencies for the rating of the Notes;

                 (x) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

                 (xi) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

                 (xii) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.

         (a) Termination of this Agreement. This Agreement will continue in effect until terminated as provided in this Section 12(a). This Agreement (excluding any Terms Agreement) may be terminated by either the Company as to any of you or by any of you insofar as this Agreement relates to such of you by giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given.

         (b) Termination of a Terms Agreement. The Agents may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Agents, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to the Agents' attention any facts that would cause the Agents to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any fees earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agents of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(f) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.  Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                 Portland General Electric Company
                 121 S.W. Salmon Street
                 Portland, Oregon  97204
                 Attention:  Chief Financial Officer

         If to the Agents:

                 [Name and Address of Agents]

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.  Governing Law.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.  Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Counterparts.

         This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                               Very truly yours,

                                               Portland General Electric Company



                                               By ______________________________
                                                  Name:
                                                  Title:

Accepted:

[Name of Agents]



By:________________________________
   Name:
   Title:

                                                                      SCHEDULE A



              Term                                   Commission Rate
              ----                                   ---------------
From 9 months to less than 1 year. . . . . . . . .
From 1 year to less than 18 months . . . . . . . .
From 18 months to less than 2 years. . . . . . . .
From 2 years to less than 3 years. . . . . . . . .
From 3 years to less than 4 years. . . . . . . . .
From 4 years to less than 5 years. . . . . . . . .
From 5 years to less than 6 years. . . . . . . . .
From 6 years to less than 7 years. . . . . . . . .
From 7 years to less than 10 years . . . . . . . .
From 10 years to less than 15 years. . . . . . . .
From 15 years to less than 20 years. . . . . . . .
20 years and more. . . . . . . . . . . . . . . . .

                                                                       EXHIBIT A

[name of person
to act as agent]

         Re:     $___,000,000 Medium Term Notes
                 Pricing Supplement:________________
                 Settlement Date:___________________

Dear Sirs:

                 Reference is made to the Distribution Agreement, dated as of _________, 199_ (the "Distribution Agreement") among Portland General Electric Company (the "Company") and the Agents named therein, pertaining to up to $__,000,000 aggregate principal amount of Medium Term Notes (the "Notes") to be offered from time to time by the Company. The provisions of such Distribution Agreement (a copy of which has been provided to you) are hereby incorporated by reference and each of the representations and warranties set forth therein shall be deemed to have been made by the Company to you on the date hereof. Subject to the terms set forth in the Distribution Agreement, the Company hereby appoints you as an Agent (as such term is defined in the Distribution Agreement) of the Company for the purpose of soliciting one offer to purchase Notes from the Company containing the terms as set forth in the above-referenced Pricing Supplement. This appointment is effective as to and extends only to the one transaction which you are presenting to the Company (the terms of which are set forth in the attached Terms Agreement) and the Distribution Agreement shall automatically be terminated as to you upon the earlier to occur of (i) payment made in full to the Company for the Notes sold pursuant to the offer presented or (ii) the Company or you determine not to proceed with the transaction. Upon such termination of the Distribution Agreement as to you, neither you nor the Company shall have any liability to the other except, in the case of a termination pursuant to clause (i) above, as provided in those sections of the Distribution Agreement referenced in the second paragraph of Section 5(d) thereof. You agree to be bound by, and comply with, all of the provisions of the Distribution Agreement applicable to the Agents thereunder.

                 As a condition precedent to your obligation to consummate the transaction referred to above, you shall have received the following (i) an opinion of counsel pursuant to Section 5(a)(1) of the Distribution Agreement,
(ii) an officer's certificate pursuant to Section 5(b) of the Distribution Agreement and (iii) a copy of a letter from Arthur Andersen LLP pursuant to
Section 5(c) of the Distribution Agreement.

                 This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with you understanding, please sign and return to us two counterparts hereof, whereupon this letter agreement shall constitute a binding agreement between the Company and you in accordance with its terms.

                                               Portland General Electric Company



                                               By:______________________________
                                                  Name:
                                                  Title:


Accepted and Agreed to:

[name of person
to act as agent]



By:_______________________________
   Name:
   Title:

                                                                       EXHIBIT B


         The following terms, if applicable, shall be agreed to by the Agents and the Company pursuant to each Terms Agreement:

                 Principal Amount: $_______
                   (or principal amount of foreign currency)
                 Interest Rate:


                 If Fixed Rate Note:

                 If Redeemable:
                          Initial Redemption Date:
                          Initial Redemption Percentage:
                          Annual Redemption Percentage Reduction:

                 Date of Maturity:
                 Purchase Price: ___%
                 Settlement Date and Time:
                 Seller or Dealer Group
                   and reallowance:
                 Additional Terms:

Also, agreement as to whether the following will be required:

                 Officer's Certificate pursuant to Section 7(b) of
                    the Distribution Agreement.
                 Legal Opinion pursuant to Section 7(c) of the
                    Distribution Agreement.
                 Comfort Letter pursuant to Section 7(d) of the
                    Distribution Agreement.
                 Stand-off Agreement pursuant to Section 4(i) of
                    the Distribution Agreement.

                                                                      APPENDIX I





                         FORM OF OFFICER'S CERTIFICATE


                       Portland General Electric Company


         I, ________________, _________ of Portland General Electric Company, an Oregon corporation (the "Company"), pursuant to Section 5(b) of the Distribution Agreement dated __________, 199_ (the "Distribution Agreement") between the Company and ______________________________ hereby certify that, to the best of my knowledge, after reasonable investigation:

         1. Since ________, 19__ , there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business other than as contemplated or set forth in the prospectus (the "Prospectus") contained in the registration statement (File No. 33-[_______]) relating to the Company's Medium-Term Notes (the "Registration Statement");

         2.  The representations and warranties of the Company contained in
Section 2 of the Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

         3. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

         4. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

                 IN WITNESS WHEREOF I have hereunto signed my name and affixed the seal of the Company.

Dated: _______ __, 199_


                                                  By:___________________________
                                                     Title:


[SEAL]

                                                                     APPENDIX II




                                                          _____________ __, 19__





         Re:     Portland General Electric Company Medium-Term Notes

Dear Sirs:

         I have delivered an opinion to you dated ________, 19__ as counsel to Portland General Electric Company (the "Company"), pursuant to Section 5(a) of the Distribution Agreement, dated as of ________, 199_ between the Company and you, as Agents. You may continue to rely upon such opinion as if it were dated as of this date except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus as amended and supplemented to this date.

         This letter is delivered to you pursuant to Section 7(c) of the Distribution Agreement.

                                                            Very truly yours,